                                                                    EXHIBIT 10.9

                           PROMISSORY NOTE


$50,000.00                                           August 31, 1994
                                                     Bellevue, Washington


     Larry W. Martin ("Borrower"), promises to pay to the order of Data Dimensions, Inc., a Delaware corporation, ("Lender"), upon demand at such place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of Fifty Thousand and 00/XXX Dollars ($50,000.00) plus interest on the aggregate unpaid principal amount. Interest shall accrue at 11% per annum and shall be paid no later than the time the principal is paid.

     Borrower may prepay all or any part of the amount due hereunder without premium or penalty.

     The only collateral for this note is the note payable due Larry W. Martin by Data Dimensions, Inc.

     This Note shall be deemed to be made under and shall be construed in accordance with, and governed by, the laws of the State of Washington.

                                             DATA DIMENSIONS, INC.


                                             BY: /s/ Larry W. Martin
                                                 ----------------------------
                                                     Larry W. Martin
                                             TITLE:  President